Exhibit 99.1

PINNACLE ENTERTAINMENT COMMENTS ON FEDERAL TRADE COMMISSION

ADMINISTRATIVE COMPLAINT

LAS VEGAS, May 29, 2013 – Pinnacle Entertainment, Inc. (NYSE: PNK) today commented on the administrative complaint issued by the Federal Trade Commission (“FTC”) regarding Pinnacle Entertainment’s proposed acquisition of Ameristar Casinos. According to the FTC’s press release, the administrative complaint alleges that the combination of the two companies will lessen competition in the St. Louis and Lake Charles areas.

“We are disappointed by the FTC’s decision to issue an administrative complaint regarding our proposed acquisition of Ameristar Casinos,” said Anthony Sanfilippo, CEO of Pinnacle Entertainment. “We continue to believe that the merger of these two gaming-entertainment property portfolios would not have any adverse effect on competition in any of the geographies in which the combined company would operate, and remain excited about the compelling benefits that the merger will provide to our guests, team members and shareholders. We are committed to completing the transaction as expeditiously as possible and in the time frame agreed upon with Ameristar,” said Sanfilippo.

About Pinnacle Entertainment

Pinnacle Entertainment, Inc. owns and operates seven casinos, located in Louisiana, Missouri, and Indiana, and a racetrack in Ohio. In addition, Pinnacle is redeveloping River Downs in Cincinnati, Ohio into a gaming entertainment facility, owns a minority interest in Asian Coast Development (Canada) Ltd., an international development and real estate company currently developing Vietnam’s first large-scale integrated resort on the Ho Tram Strip, and holds a majority interest in the racing license owner, as well as a management contract, for Retama Park Racetrack outside of San Antonio, Texas.

On December 20, 2012, Pinnacle agreed to acquire Ameristar Casinos, Inc. in an all cash transaction valued at $26.50 per Ameristar share or total consideration of $2.8 billion including assumed debt. Ameristar owns and operates casino facilities in St. Charles near St. Louis, Mo.; Kansas City, Mo.; Council Bluffs, Iowa; Black Hawk, Colo.; Vicksburg, Miss.; East Chicago, Ind.; and the Jackpot properties in Jackpot, Nev.

Important Information Regarding Forward-Looking Statements

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on Pinnacle’s current expectations and are subject to uncertainty and changes in circumstances. These forward-looking statements include, among others, statements regarding the completion of the transaction. There is no assurance that the potential transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. These risks and uncertainties include (a) the timing to consummate a potential transaction between Pinnacle and Ameristar may be delayed based on circumstances beyond Pinnacle’s control, including the ability of Pinnacle to come to a resolution with the FTC; (b) the ability and timing to obtain required regulatory approvals (including approval from gaming regulators other than Nevada) and satisfy or waive other closing conditions; (c) the possibility that the merger does not close when expected or at all, or that the companies may be required to modify aspects of the merger to achieve regulatory approval; (d) the requirement to satisfy closing conditions to the merger as set forth in the merger agreement ; (e) Pinnacle’s ability to obtain financing on the terms expected, or at all; and (f) the risk factors disclosed in Pinnacle’s most recent Annual Report on Form 10-K, which Pinnacle filed with the Securities and Exchange Commission on March 1, 2013 and in all reports on Forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission by Pinnacle subsequent to the filing of the Form 10-K for the year ended December 31, 2012. Forward-looking statements reflect Pinnacle’s analysis as of the date of this press release. Pinnacle does not undertake to revise these statements to reflect subsequent developments, except as required under the federal securities laws. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Contacts:

Investor Relations	Media Relations
Vincent J. Zahn, CFA	Kerry Andersen
Vice President, Finance and Investor Relations	Director, Public Relations
702/541-7777 or investors@pnkmail.com	337/395-7631 or kandersen@pnkmail.com

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